Bal/Rivgam L.L.C.
                                19 Spectacle Lane
                                Wilton, CT 06897



March 25, 1997



Lynch PCS Corporation G
8 Sound Shore Drive
Greenwich, CT 06830

Gentlemen:

         This will confirm the agreement between Bal/Rivgam L.L.C. ("Bal/Rivgam") and Lynch PCS Corporation G ("LPCG") with respect to Bal/Rivgam's participation in the Federal Communication Commission ("FCC")'s auctions for licenses for wireless personal communications services ("WCS").

1. LPCG Services. LPCG will provide certain services as follows:

         (i) LPCG will be responsible for submitting bids in the WCS auctions on behalf of Bal/Rivgam, subject to the control and as authorized by Bal/Rivgam;

         (ii) LPCG will be responsible, in consultation with Bal/Rivgam, for recommending certain strategies for any WCS licenses won; and

         (iii) LPCG will provide such other ancillary services as agreed to between LPCG and Bal/Rivgam.

2. Compensation. In return for LPCG's providing such services, Bal/Rivgam will

         (a) reimburse LPCG for all out-of-pocket expenses incurred by LPCG in connection with providing such services provided Bal/Rivgam is the winning bidder on any WCS Licenses; and

         (b) pay LPCG 5% of the Net Profits of Bal/Rivgam from time to time as and when realized.

With respect to any capital contributions by Rivgam Communicators, L.L.C., ("Rivgam") or James Balitsos ("Balitsos"), or any Affiliate of Rivgam or Balitsos, to Bal/Rivgam up to an aggregate maximum of 25% of the cost (net of any bidding credits) of WCS Licenses won by Bal/Rivgam in the WCS auctions (the "Equity Investment"), there shall be deemed to be, for purposes of computing

Net Profits, an interest expense equal to 20% plus the higher of the prime rate (as set forth in the Wall Street Journal) or 7% (reset annually on each April
4), compounded annually. Interest, commitment fees and other payments on loans by Rivgam to Bal/Rivgam (the "Rivgam Loan") pursuant to the Loan Agreement (the "Rivgam Loan Agreement") dated as of April 4, 1997, shall be deemed to be costs at the rates stated therein in computing Net Profits, but the special fee (the "Special Fee") provided for in Section 2.01(e) of the Rivgam Loan Agreement shall not be deemed to be a cost for purposes of computing Net Profits. Net Profits shall mean and shall be deemed to be realized at the time of (i) any profits received by Bal/Rivgam from the sale, directly or directly, of all or a substantial portion of the assets of Bal/Rivgam (assuming the payment of the principal and deemed interest expense on the Equity Investment), (ii) any payments or distributions by Bal/Rivgam, including loans, to the members of Bal/Rivgam or their Affiliates (other than payments of principal and deemed interest expense on the Equity Investment, payments (other than the Special Payment) pursuant to the Rivgam Loan Agreement and payments pursuant to the Expenses Agreement referred to in the Rivgam Loan Agreement), (iii) the proceeds from any sale, directly or indirectly, including a merger or similar transaction, by any members of Bal/Rivgam of any of their interest in Bal/Rivgam and/or (iv) the proceeds from any sale or transfer of any interest in any member of Bal/Rivgam, whether by an existing shareholder or an Affiliate, to a person that is not an Affiliate of Bal/Rivgam. The term "Affiliate" shall have the meaning in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Any recipient of any distributions or proceeds from sale shall be responsible, in addition to Bal/Rivgam, for the payment of any amounts due under clause (b) above.

3.       Other.

         (a) The agreement shall be binding on any successors to LPCG, Bal/Rivgam and any members of Bal/Rivgam.

         (b) Bal/Rivgam shall not conduct any business other than WCS.

         (c) This Agreement shall be construed in accordance with the internal law of the State of Connecticut (without reference to choice of law provisions).

         (d) Any dispute hereunder shall be subject to arbitration in New York City or Stamford, Connecticut, in accordance with the rules of the American Arbitration Association.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Letter Agreement as of July 31, 1996.

LYNCH PCS CORPORATION G                              BAL/RIVGAM L.L.C.


By:      /s/ Robert E. Dolan                         /s/ James Balitsos
         -------------------                         -------------------------
         Robert E. Dolan                             James Balitsos
         President                                   Managing Director

                  AGREED TO:                         RIVGAM COMMUNICATORS, INC.
                                                     A member of Bal/Rivgam


                                                     By: /s/ illegible
                                                         ----------------------


                                                     /s/ James Balitsos
                                                     ---------------------------
                                                     James Balitsos
                                                     A member of Bal/Rivgam





                                       -3-